UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 17, 2005	Commission file number: 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

I.                                         On May 16, 2005, the Board of Directors of Sonesta International Hotels Corporation (“Sonesta”), on the recommendation of its Compensation Committee, voted to change the compensation paid to outside Directors, as follows:

A.           Outside Directors shall receive $25,000 per year, payable in quarterly installments.

B.             In addition to other Director compensation, the Chairman of the Audit Committee shall receive $5,000 per year.

For many years, Sonesta had paid outside Directors $12,000 per year, payable in quarterly installments, plus $600 per meeting.  Outside Directors shall no longer receive separate compensation for attending meetings.

II.                                     On May 16, 2005, Sonesta’s Board of Directors, upon the recommendation of the Compensation Committee, voted to amend the Restated Employment Agreements between Sonesta and each of Roger P. Sonnabend, Paul Sonnabend and Stephen Sonnabend, each of which has been in effect since January 1, 1992, which were amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen).  The amendments of Roger’s and Paul’s Restated Employment Agreements update the references to their current positions with Sonesta, which are Executive Chairman of the Board and Executive Vice President, respectively.  In the case of all three (3) Restated Employment Agreements the “Notices” provision was also updated.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

NUMBER	DESCRIPTION

10.1	Amendment to Restated Employment Agreement, dated May 16, 2005, between Sonesta International Hotels Corporation and Paul Sonnabend.

10.2	Amendment to Restated Employment Agreement, dated May 16, 2005, between Sonesta International Hotels Corporation and Roger P. Sonnabend.

10.3	Amendment to Restated Employment Agreement, dated May 16, 2005, between Sonesta International Hotels Corporation and Stephen Sonnabend.

10.4	Summary of Director compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONESTA INTERNATIONAL HOTELS CORPORATION

	By:	/S/ Peter J. Sonnabend
Peter J. Sonnabend
Chief Executive Officer and Vice Chairman

May 17, 2005